                                                                      Exhibit 11


                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS


                                Three Months Ended March 31,
                                ----------------------------
                                    1997           1996
                                ----------------------------
Earnings per common share

  Primary                            $   0.38       $   0.59

  Average shares outstanding          637,160        637,160

  Fully diluted                      $   0.38       $   0.59

  Average shares outstanding          637,160        637,160


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